LabOne, Inc.

                          10310 West 84th Terrace
                           Lenexa, Kansas 66214
                              (913) 888-1770

                 ----------------------------------------
                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held May 14, 1998
                 ----------------------------------------

     The annual meeting of the stockholders of LabOne, Inc. (LabOne), a Delaware corporation, will be held at the offices of LabOne, 10310 West 84th Terrace, Lenexa, Kansas, on Thursday, May 14, 1998, at 3:00 P.M., Central Daylight Time, for the following purposes:

           1. To elect 11 directors as set forth in the accompanying Proxy Statement.

           2.     To act on a proposal to approve the 1997 Long-Term Incentive
                  Plan.

           3. To ratify the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the corporation and its subsidiary for the present fiscal year.

           4. To transact such other business as may properly come before the meeting and any adjournment thereof.

Stockholders of record at the close of business on March 16, 1998 are entitled to vote at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. Sending in your Proxy now will not interfere with your rights to attend the meeting or to vote your shares personally at the meeting if you wish to do so.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors


GREGG R. SADLER
Secretary                                 Dated:  April 13, 1998















                                LabOne, Inc.

                          10310 West 84th Terrace
                            Lenexa, Kansas 66214
                               (913) 888-1770
                      --------------------------------

                             PROXY STATEMENT

                               INTRODUCTION

     This Proxy Statement is furnished to the stockholders of LabOne, Inc. (LabOne), a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors of LabOne for use at the Annual Meeting of Stockholders to be held on Thursday, May 14, 1998, at 3:00 P.M., Central Daylight Time, at the offices of LabOne, 10310 West 84th Terrace, Lenexa, Kansas, and at any adjournment thereof (the Annual Meeting). This Proxy Statement, the Notice and the accompanying form of Proxy were first mailed to the stockholders of LabOne on or about April 13, 1998.

     A copy of LabOne's annual report for the fiscal year ended December 31, 1997, is enclosed herewith. Such report is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                                  VOTING

     Stockholders of record at the close of business on March 16, 1998, are entitled to notice of and to vote at the meeting. There were 13,135,552 shares of common stock outstanding at the close of business on that date.
Stockholders are entitled to one vote per share on all matters submitted at the Annual Meeting.

     When a Proxy in the accompanying form is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are specified, such shares will be voted for (1) the nominees for directors named herein, (2) the approval of the 1997 Long-Term Incentive Plan, and (3) the ratification of the selection of the independent public accountants. Abstentions and broker nonvotes are counted for purposes of determining whether there is a quorum for the transaction of business at the meeting. In tabulating the votes cast on proposals presented to stockholders, abstentions are counted and broker nonvotes are not counted for purposes of determining whether a proposal has been approved.

     A stockholder may revoke his or her Proxy at any time before it is voted by giving to the Secretary of LabOne written notice of revocation bearing a later date than the Proxy, by submitting a later-dated Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to Mr. Gregg R. Sadler, Secretary, LabOne, 10310 West 84th Terrace, Lenexa, Kansas 66214.








                                     -1-
                                    PROPOSAL 1
                                    ----------

                            ELECTION OF DIRECTORS

                       INFORMATION CONCERNING NOMINEES
                          FOR ELECTION AS DIRECTORS


     The stockholders will be asked to elect 11 Directors at the Annual Meeting. Each of the persons listed below will be nominated to hold office for a one-year term and until his successor is elected and qualified, or until his earlier death, resignation or removal. It is expected that each of such nominees will be available for election, but in the event that any of them should become unavailable, the persons named in the accompanying Proxy will vote for a substitute nominee or nominees designated by the Board of Directors. The terms of office of the present Directors will expire upon the election of their successors at the Annual Meeting.


                        Principal Occupation,
                         Five-Year Employment                A Director
                           History and Other                  of LabOne
Name (Age)                 Directorships (1)                    Since
----------              ---------------------                ----------
Joseph H. Brewer,       Infectious Disease Specialist,          1988
M.D. (46)               St. Luke's Hospital, Kansas City,
                        Missouri. Dr. Brewer is also an
                        Assistant Clinical Professor of
                        Medicine at the University of
                        Missouri - Kansas City

William D. Grant        Retired.  Formerly Chairman Emeritus    1989
(81)                    of the Board of Directors of Lab
                        Holdings, Inc. (Lab Holdings), Kansas
                        City, Missouri (formerly Seafield
                        Capital Corporation), a holding company
                        which owns 81.6% of the outstanding
                        stock of LabOne. Mr. Grant is also a
                        director of SLH Corporation (SLH), a
                        company formed in 1996 to manage and
                        develop real estate, energy and
                        miscellaneous assets previously owned
                        by Lab Holdings. (2)

W. Thomas Grant II      Chairman of the Board of Directors,     1983
(47)                    President and Chief Executive
                        Officer of LabOne.  Mr. Grant is also
                        a director of Commerce Bancshares,
                        Inc., Kansas City Power & Light
                        Company, Response Oncology, Inc.,
                        SLH and AMC Entertainment, Inc. (3)

Thomas J. Hespe         Executive Vice President-Sales          1995
(41)                    and Marketing of LabOne. (4)

Richard A. Rifkind,     Chairman of the Sloan-Kettering         1987
M.D. (67)               Institute, New York, New York, a
                        medical research institution.

Gregg R. Sadler,        Executive Vice President-               1985
FSA (47)                Administration and Secretary of
                        LabOne and President-Insurance
                        Laboratory Division. (5)

Richard S. Schweiker    Retired.  Formerly President of the     1995
(71)                    American Council of Life Insurance,
                        Washington, D.C., a life insurance
                        trade association.  Mr. Schweiker is
                        also a director of Tenet Healthcare
                        Corporation.

James R. Seward         President, Chief Executive Officer      1995
(45)                    and a director of SLH.  Mr. Seward
                        is also a director of Response
                        Oncology, Inc. (6)

Robert D. Thompson      Executive Vice President, Chief         1995
(36)                    Operating Officer and Chief
                        Financial Officer of LabOne. (7)

John E. Walker          Retired.  Formerly Managing Director    1984
(59)                    Reinsurance of Business Men's
                        Assurance Company of America.
                        Mr. Walker is also a director of
                        FBL, Inc.(8)

R. Dennis Wright,       Member of Hillix, Brewer, Hoffhaus,     1987
Esq. (55)               Whittaker & Wright, L.L.C., Kansas
                        City, Missouri and Chairman of its
                        Executive Committee.(9)


------------

(1) Unless otherwise indicated, each Director has had the same principal occupation during the last five years.

(2) Mr. W. D. Grant was Chairman Emeritus of Lab Holdings from 1993 to 1997. Prior thereto he served as Chairman of the Board of Lab Holdings. He is the father of W. Thomas Grant II.

(3) Mr. W. Thomas Grant II was appointed Chairman of the Board of Directors, President and Chief Executive Officer of LabOne in 1995. He was Chairman of the Board of Lab Holdings from 1993 to 1997. Prior thereto he was president of Lab Holdings and Chairman of the Board of LabOne. He is the son of W. D. Grant.

(4) Mr. Hespe was appointed Executive Vice President - Sales and Marketing in 1995. From 1990 to 1995, Mr. Hespe was Executive Vice President Sales and Marketing of Allscrips Pharmaceuticals, Vernon Hills, Illinois, a distributor of managed care pharmaceutical products and services with annual revenues of approximately $70 million. Mr. Hespe's responsibilities with Allscrips included developing strategies for market expansion and developing business with managed care organizations, including hospitals, physicians, HMO organizations, third party administrators, consulting firms, self-insured employers and insurance companies.

(5) Mr. Sadler was appointed President-Insurance Laboratory Division in 1994. He was appointed Executive Vice President-Administration in 1993. Prior thereto he was Executive Vice-President. He has served as Secretary since 1988.

(6) Mr. Seward was appointed President and Chief Executive Officer of SLH in 1996. He was Executive Vice President of Lab Holdings from 1993-1997 and served as its Chief Financial Officer from 1990-1997.

(7) Mr. Thompson was appointed Executive Vice President - Finance, Chief Financial Officer and Treasurer in December 1993. He was Vice President-Business Development Planning from August 1993 to December 1993. He was an independent financial consultant from 1992 to 1993.

(8) Mr. Walker retired as Managing Director-Reinsurance of Business Men's Assurance Company of America in 1996. Mr. Walker served as Vice Chairman of the Board of Directors of LabOne prior to 1994.

(9) Hillix, Brewer, Hoffhaus, Whittaker & Wright, L.L.C., provides legal services to LabOne, for which it was paid $357,458 in fees during 1997.


Meetings of the Board of Directors and Committees

     There were four meetings of the Board of Directors during 1997.  The
Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. During 1997 the Audit Committee met three times and the Compensation Committee and Executive Committee each met four times. All Directors attended 75 percent or more of the total number of all meetings of the Board and of Committees of which they are members during 1997, with the exception that Neal L. Patterson was unable to attend the February 14 and May 9 meetings of the Audit Committee; the May 10 Executive Committee meeting; and the February 14 Board meeting.

     The Audit Committee consists of Mr. Seward, Chairman, and Messrs. W. D. Grant, Walker and Wright. The Audit Committee reviews LabOne's financial statements with the independent auditors, determines the effectiveness of the audit effort through meetings with the independent auditors and officers of LabOne, inquires into the effectiveness of LabOne's internal controls through discussions with the independent auditors, reports to the Board on its activities and recommendations, and recommends to the Board the appointment of independent auditors for the ensuing year.

     The Compensation Committee consists of Mr. Schweiker, Chairman, and Messrs. Brewer and Rifkind. The purpose of the Compensation Committee is to oversee LabOne's compensation structure, incentive plans and other employee benefits. The Compensation Committee reviews and recommends adjustments to the officers' salary structure. It approves cash awards to nonofficer employees and recommends to the Board amounts to be set aside and cash awards to be paid to officers under LabOne's cash bonus plan. The Committee recommends to the Board compensation for nonofficer directors, monitors the administration of employee benefit plans and reviews significant employee supplementary pension or termination arrangements.

     The Executive Committee consists of Mr. W. Thomas Grant II, Chairman, and Messrs. Hespe, Sadler, Seward and Thompson. The purpose of the Executive Committee is to act on behalf of the Board of Directors and to serve in an advisory capacity to management. The Executive Committee also develops, recommends and reviews policy guidelines for all investments and borrowings of LabOne and recommends outside investment management firms to provide services to LabOne. The Executive Committee exercises all the powers and authority of the Board in interim periods between meetings of the Board, except as limited by Delaware law, and reports all of its actions to the Board.

     LabOne does not have a standing nominating committee of the Board of Directors or a committee performing a similar function.





















                                     -5-
Executive Officers

     The executive officers of LabOne are as follows:
                                                         Five-Year                  An Executive
                                                         Employment                   of LabOne
Name (Age)           Positions                            History                       Since
----------           ----------------           ---------------------------------       ------

W. Thomas Grant II   Chairman of the                        (1)                          1995
(47)                 Board of Directors,
                     President and Chief
                     Executive Officer

Gregg R. Sadler,     Executive Vice President-              (2)                          1988
FSA (47)             Administration and
                     Secretary and President-
                     Insurance Laboratory
                     Division

Robert D. Thompson   Executive Vice President               (3)                          1993
(36)                 Chief Operating
                     Officer and Chief
                     Financial Officer

Roger K. Betts       Executive Vice President-  Mr. Betts was appointed Executive Vice   1983
(55)                 Sales-Insurance            President-Sales-Insurance Laboratory
                     Laboratory Division        Division in 1994.  He was Senior
                                                Vice President-Sales of the
                                                Division from 1993 to 1994.  Prior
                                                thereto he was Senior Vice President-
                                                Technical Sales & Support.

Thomas J. Hespe      Executive Vice                         (4)                         1995
(41)                 President-Sales
                     and Marketing of
                     LabOne.

Carl W. Ludvigsen    Executive Vice President-  Dr. Ludvigsen was appointed Executive    1989
Jr., M.D., Ph.D.,    Corporate Development      Vice President-Corporate Development
J.D., FCAP, FCLM     and Chief Medical          and Chief Medical Officer in December
(45)                 Officer                    1996.  He was Executive Vice President-
                                                Operations and Chief Operating Officer
                                                from December 1993 to November 1996.
                                                He was Executive Vice President
                                                from August to December 1993.
                                                Prior thereto he was Senior Vice
                                                President and Chief Pathologist.








                                     -6-



Michael A. Peat,     Executive Vice             Dr. Peat was appointed Executive Vice    1996
Ph.D. (50)           President-                 President-Toxicology in May 1996.
                     Toxicology                 He was Senior Vice President-
                                                Toxicology from 1994 to 1996.  Prior
                                                thereto he was Vice President of
                                                Toxicology of Roche Biomedical
                                                Laboratories, Inc., Research Triangle
                                                Park, North Carolina.


Roy K. Vance         Executive Vice             Mr. Vance was appointed Executive        1996
(44)                 President-Laboratory       Vice President-Laboratory Operations
                     Operations                 in November 1996.  From 1993 to 1996
                                                he was Vice President-Laboratory
                                                Operations.  Prior thereto he was
                                                Director of Laboratory Operations.


Thomas H.            Executive Vice             Mr. Bienvenu was appointed Executive     1997
Bienvenu II          President-                 Vice President-Information Systems and
(48)                 Information Systems        Technology in May 1997.  He was Senior
                     and Technology             Vice President-Marketing Information
                                                Systems and Technology from October
                                                1994 to December 1994.  Prior thereto
                                                he was Director of Marketing Information
                                                Technology.


Kurt E.              Vice President-            Mr. Gruenbacher was appointed            1994
Gruenbacher, CPA,    Finance, Chief             Treasurer in November 1997.  He was
CMA, CFM (38)        Accounting Officer         appointed Vice President-Finance and
                     and Treasurer              Chief Accounting in May 1995.  From 1994
                                                to 1995 he was Corporate Controller.
                                                From 1993 to 1994 he was Director,
                                                Financial Analysis and Budgets.  Prior
                                                thereto he was Manager, Financial
                                                Analysis and Budgets.



(1) See footnote (3) on page 4 hereof for Mr. Grant's five-year employment history.

(2) See footnote (5) on page 4 hereof for Mr. Sadler's five-year employment history.

(3) See footnote (7) on page 4 hereof for Mr. Thompson's five-year employment history.

(4) See footnote (4) on page 4 hereof for Mr. Hespe's five-year employment history.




                                     -7-

                                  PROPOSAL 2
                                  ----------

                  APPROVAL OF 1997 LONG-TERM INCENTIVE PLAN

     The Board of Directors has adopted the LabOne, Inc. 1997 Long-Term Incentive Plan (the "Plan"), subject to the approval of the stockholders of LabOne.

     The purpose of the Plan is to further the earnings of LabOne and its subsidiaries by: (a) assisting LabOne and its subsidiaries in attracting, retaining and motivating officers, directors, employees and consultants of high caliber and potential and (b) providing for the award of long-term incentives to such officers, directors, employees and consultants.

     The principal features of the Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Plan set forth in Exhibit A attached hereto.

Administration of the Plan
--------------------------

     The Plan is to be administered by a committee (the "Committee") consisting of two or more members of the Board of Directors of LabOne ("Board") appointed from time to time by the Board. Under the Plan, the Board may bifurcate the powers of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single committee. The Plan provides that, except as otherwise determined by the Board, (a) if a Committee is authorized to grant awards under the Plan ("Awards") or make determinations with respect to any participant who is subject to Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended from time to time (the "1934 Act"), each member of such Committee must be a "non-employee director" within the meaning of Rule 16b-3, and (b) if a Committee is authorized to grant Awards or make determinations with respect to a "Covered Employee" under the Plan, each member of such Committee must be an "outside director" within the meaning of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The Plan authorizes the Board in its discretion to exercise the powers and duties of the Committee under the Plan at any time and from time to time. The Plan is currently administered by the Long-Term Incentive Plan Committee of the Board of Directors.

     The Plan grants the Committee full and final power and authority to administer and interpret the Plan, including without limitation the power and authority to determine the eligible persons to whom Awards shall be made under the Plan and the type or types of Awards to be granted to any eligible person under the Plan. The Committee is authorized under the Plan to delegate to one or more executive officers of LabOne or any subsidiary the power to make Awards to any participant who is not subject to Rule 16b-3 or a "Covered Employee" as defined in the Plan.









                                     -8-
Shares Subject to the Plan
--------------------------

     1,000,000 shares of Common Stock, $.01 par value per share, of LabOne ("Shares") are available for the grant of Awards under the Plan, subject to appropriate adjustment by the Committee upon changes in capitalization and certain other events as provided in the Plan. The Plan provides that if for any reason any Award expires or lapses or is terminated, surrendered, forfeited, cancelled, exercised or settled in a manner that results in fewer Shares outstanding than were awarded pursuant to such Award, any Shares subject to such Award, to the extent of such expiration, lapse, termination, surrender, forfeiture, cancellation or decrease, shall again be available for award under the Plan.

     The closing price of LabOne's Common Stock on March 27, 1998, as reported by the Wall Street Journal, was $16.75 per Share.
       ------------------

Limits on Individual Awards
---------------------------

     Subject to appropriate adjustment by the Committee upon changes in capitalization and certain other events as provided in the Plan, (a) the maximum number of Shares subject to stock options and underlying stock appreciation rights which may be granted in the aggregate under the Plan in any calendar year to any participant is 150,000 Shares and (b) the maximum number of Shares subject to restricted stock awards which may be granted in the aggregate under the Plan in any calendar year to any Participant is 150,000 Shares. In addition, the maximum amount of compensation payable in respect of performance unit awards, other stock-based awards under paragraph 10 of the Plan, cash in addition to an Award and dividend equivalents that may be paid in the aggregate under the Plan in any calendar year to any participant is $1,500,000.

Eligibility
-----------

     All officers, directors, key employees and consultants of LabOne and its subsidiaries are eligible to receive Awards under the Plan. The Plan defines key employees as employees determined by the Committee to be capable of contributing significantly to the profitability and success of LabOne and its subsidiaries. The Plan provides that Incentive Stock Options may be granted only to persons eligible to receive such options under the Code. The approximate number of directors of LabOne and its subsidiaries eligible to receive Awards under the Plan is seven and the approximate number of officers and key employees of LabOne and its subsidiaries eligible to receive Awards under the Plan is 645.

Forms of Awards
---------------

     Under the Plan, Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, other stock-based awards or any combination of the above. In addition, the Committee may provide for cash payments to participants in addition to an Award, or loans to participants in connection with all or any part of an Award, and may provide in any Award the right to dividends or dividend equivalents.

                                     -9-

Stock Options
-------------

     The Committee is authorized under the Plan to grant stock options, which may be incentive stock options ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Options"). Subject to the provisions of the Plan, the Committee is authorized to determine the terms and conditions of each stock option granted by the Committee, provided that the exercise price per Share with respect to any stock option shall not be less than the par value of a Share.

     The Committee is authorized under the Plan to determine the form of payment of the purchase price of the Shares with respect to which an option is exercised, which may include without limitation (a) cash, (b) Shares at fair market value, (c) the optionee's written request to LabOne to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the option by a number of Shares having a fair market value equal to such purchase price,
(d) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of an option, (e) any other lawful consideration, including, without limitation, an Award or a note or other commitment satisfactory to the Committee or (f) a combination of any of the foregoing. The Committee may provide for circumstances under which a stock option shall become immediately exercisable, in whole or in part, and may accelerate the exercisability of any stock option under the Plan, in whole or in part, at any time. The terms of any Incentive Stock Option must meet the requirements of Section 422 of the Code.


Stock Appreciation Rights
--------------------------

     The Committee is authorized under the Plan to grant stock appreciation rights ("SARs"), which may be granted either in connection with a previously or contemporaneously granted stock option or independently of a stock option. SARs entitle the grantee to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price, which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously or contemporaneously issued stock option, not less than the exercise price of the Shares subject to the option.

     Each SAR shall have such other terms and conditions as the Committee shall determine, subject to the provisions of the Plan. The Committee may provide in an Award circumstances under which an SAR shall become immediately exercisable, in whole or in part, and may accelerate the exercisability of any SAR, in whole or in part, at any time. Upon exercise of an SAR, payment may be made in cash, Shares at fair market value on the date of exercise, other Awards, other property or any combination thereof, as the Committee may determine.








                                    -10-
Restricted Stock Awards
-----------------------

     The Committee is authorized under the Plan to grant restricted stock awards, which consist of Shares free of any purchase price or for such purchase price as may be established by the Committee, subject to forfeiture and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock awards will be subject to such restrictions on transferability and other restrictions as the Committee may impose. The Committee, in its discretion, may provide in an Award circumstances under which restricted stock shall become immediately transferable and nonforfeitable, or under which restricted stock shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any restricted stock at any time.

Performance Units
-----------------

     The Committee is authorized under the Plan to grant performance unit awards which entitle grantees to future payments based upon the achievement of pre-established performance objectives. The Committee is authorized under the Plan to determine the terms and conditions applicable to each performance unit award. Performance targets established by the Committee may relate to financial and nonfinancial performance goals, may relate to corporate, division, unit, individual or other performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. The Committee is authorized, at any time prior to payment of a performance unit award, to adjust previously established performance targets or other terms and conditions to reflect unforeseen events, including without limitation, changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or nonrecurring items or events. Payment on performance unit awards may be made in cash, Shares, other Awards, other property or any combination thereof, as the Committee may determine.

Other Stock-Based Awards
------------------------

     The Committee is authorized under the Plan to grant other awards which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities or other instruments convertible into Shares). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Such Awards may be paid in Shares, cash, other Awards, other property or any combination thereof, as the Committee may determine. Such Awards may be issued for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine.

Loans and Supplemental Cash Payments
------------------------------------

     The Committee is authorized under the Plan to provide for cash payments to participants in addition to an Award, or loans to participants in connection with all or any part of an Award. The Committee is authorized to determine the



                                    -11-
terms and conditions of such loans and supplemental cash payments, provided that with respect to supplemental cash payments, in no event may the amount of payment exceed: (a) in the case of an option, the excess of the fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or (b) in the case of an SAR, performance unit award or restricted stock award, the value of the Shares and other consideration issued in payment of such Award.

Performance-Based Awards
------------------------

     Section 162(m) generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1,000,000 in any taxable year to certain executive officers of the corporation, unless such compensation qualifies as "qualified performance-based compensation." The Plan authorizes the Committee to grant Awards in the form of "Performance-Based Awards," which are designed to qualify as "qualified performance-based compensation" under Section 162(m). Stock options and SARs granted with an exercise price equal to the fair market value on the date of grant should qualify as "Performance-Based Awards" under the Plan, provided that the other requirements of Section 162(m) are satisfied. For other Awards under the Plan to qualify as "Performance-Based Awards," such Awards must be conditioned upon the achievement of one or more performance goals as provided in the Plan.
The Plan requires that the performance goals be one or more of the "Stockholder-Approved Performance Goals," which consist of approximately twenty measurable performance objectives listed in Section 15(k) of the Plan.

     The Plan provides with respect to Performance-Based Awards that, to the extent required under Section 162(m), the Committee shall (i) establish in the applicable agreement evidencing an Award ("Award Agreement") the specific performance targets relative to the Stockholder-Approved Performance Goals which must be attained before compensation under the Performance-Based Award becomes payable, (ii) provide in the applicable Award Agreement the method for computing the amount of compensation payable to the participant if the target or targets are attained, and (iii) at the end of the relevant performance period and prior to any payment of compensation, certify whether the applicable target or targets were achieved and whether any other material terms were in fact satisfied. In accordance with Section 162(m), the Plan limits the authority of the Board of Directors and the Committee to exercise discretion with respect to any Performance-Based Award or with respect to amendment or modification of certain provisions of the Plan without stockholder approval.

Adjustment Upon Certain Events
-------------------------------

     The Plan provides that if the Committee determines that any dividend or distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, merger, consolidation, reorganization, spin-off or split-up, reverse stock split, combination or exchange of Shares or other transaction affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable and without the consent of any affected participant, adjust the number and kind of securities which may be issued under the Plan, the number and kind of securities subject to outstanding Awards and the exercise price of each outstanding stock option granted under the Plan, and may make such other changes in outstanding Awards as it deems equitable in its absolute discretion. No such adjustment or action is authorized to the extent that such adjustment or action would cause the Plan or any outstanding Incentive Stock Option to violate Section 422 of the Code or would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

Amendment of Awards
--------------------

     Subject to the terms and conditions of the Plan, the Committee has the authority under the Plan to amend or modify the terms of any outstanding Award (including the applicable Award Agreement) in any manner, including, without limitation, the authority to accept the surrender of any outstanding Award and grant a new Award in substitution for such surrendered Award; provided, however, that the amended or modified terms of any Award or Award Agreement are permitted by the Plan as then in effect and provided, further, that if the Committee determines that such amendment or modification, taking into account any related action, materially and adversely affects a participant, the participant must consent to the amendment or modification.

Termination of Employment or Consulting Arrangement
----------------------------------------------------

     The Committee is authorized under the Plan to determine the effect, if any, on an Award of the disability, death, retirement or other termination of employment or services of a participant and the extent to which, and the period during which, the participant or the participant's legal representative, guardian or Beneficiary may receive payment of an Award or exercise rights thereunder.

Change of Control
-----------------

     Subject to the terms and conditions of the Plan, the Committee is authorized to take such actions with respect to a change of control (as defined by the Committee) of LabOne or any subsidiary as the Committee determines in its discretion.

Transferability of Awards
-------------------------

     The Committee is permitted under the Plan to make any Award transferable upon such terms and conditions and to such extent as the Committee determines and to waive any restriction on transferability, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code.

Effective Date and Duration of Plan
-----------------------------------

     The Plan became effective upon its adoption by the Board of Directors on August 21, 1997, provided that the Plan is approved by the stockholders of LabOne in accordance with Delaware law before the first anniversary of such date, and provided that no payment on any Award may be made unless and until such stockholder approval is obtained. Unless it is sooner terminated in accordance with its terms, the Plan shall remain in effect until all Awards under the Plan have been satisfied or have expired or otherwise terminated, provided that no Incentive Stock Option may be granted more than ten years after the date the Plan was adopted by the Board of Directors.

Amendment and Termination of Plan
---------------------------------

     The Board may terminate, amend, modify or suspend the Plan at any time, subject to such stockholder approval as the Board determines to be necessary or desirable to comply with any tax, regulatory or other requirement, provided that if the Committee determines that any termination, modification, amendment or suspension of the Plan materially and adversely affects the rights of any grantee under an Award previously granted, the consent of such grantee is required. In addition, the Board is not authorized to amend any provision of the Plan to the extent that such authorization would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m).

Possible Anti-Takeover Effect
-----------------------------

     The Plan is designed to provide long-term incentives to participants while aligning the interests of such participants with those of the stockholders of LabOne. The Plan, however, could have an "anti-takeover" effect, especially the provisions of the Plan which authorize the Committee to take certain actions with respect to any change of control of LabOne or any subsidiary and which authorize the Committee to accelerate the vesting of certain Awards at any time. Although the implementation and operation of the Plan may have an "anti-takeover" effect, the Plan was not adopted by the Board of Directors for that purpose.

                       FEDERAL INCOME TAX CONSEQUENCES

     Discussed below are certain federal income tax consequences relating to Awards under the Plan, in the normal operation thereof, based on existing Federal income tax laws and regulations. The description is not intended as a complete summary of such laws or as a legal interpretation, and does not describe state, local or foreign income or other tax consequences. Holders of Awards under the Plan should consult their own tax advisers regarding the tax consequences applicable to Awards under the Plan.

     The Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Non-Qualified Stock Options
---------------------------

     In general, no income will be recognized by the grantee at the time a Non-Qualified Stock Option is granted. Upon exercise of a Non-Qualified Stock Option for cash, the grantee will generally recognize ordinary income equal to the excess of the fair market value of the Shares purchased as of the time of exercise over the exercise price. LabOne will be entitled to a federal income tax deduction at such time in the same amount as is recognized as ordinary income by the grantee, subject to satisfying applicable withholding requirements. If a grantee disposes of Shares acquired upon the exercise of a Non-Qualified Stock Option, the grantee will recognize capital gain (or, under certain conditions, loss) in the year of such disposition equal to the difference between any amount realized on the disposition and the fair market value of the Shares on the date of exercise, provided that the Shares were a capital asset in the hands of the grantee.

Incentive Stock Options
-----------------------

     In general, the grantee does not recognize income at the time an Incentive Stock Option is granted or at the time it is exercised. When Shares purchased for cash pursuant to the exercise of an Incentive Stock Option are sold, and the grantee has held the Shares for more than one year from the date of the transfer of the Shares to the grantee and two years from the date on which the Incentive Stock Option was granted, the grantee ordinarily will recognize capital gain (or loss) equal to the difference between the sale price received on the disposition of the Shares and the exercise price, as long as the Shares are capital assets in the hands of the grantee. In the event of such an exercise of an Incentive Stock Option, the amount by which the fair market value of the Shares on the exercise date exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by the Code. In the event of such an exercise, LabOne will not be entitled to any federal income tax deduction in connection with the grant or exercise of the Incentive Stock Option or the sale of such Shares by the grantee.

     If the grantee sells any of the Shares before the end of the one-year and two-year periods described above, the Grantee will have made a "disqualifying disposition" with respect to those Shares. In the event of a "disqualifying disposition," the grantee generally will recognize ordinary income in the year of the "disqualifying disposition" equal to the amount by which the lesser of the fair market value of the Shares on the date of exercise or the amount realized in the disqualifying disposition exceeds the exercise price. If the amount realized in the "disqualifying disposition" exceeds the fair market value of the Shares on the date of exercise, the excess will be taxable as capital gain, if the Shares are capital assets in the hands of the grantee. At the time of the disqualifying disposition, LabOne will be entitled to a federal income tax deduction in an amount equal to the amount taxable to the grantee as ordinary income.

Stock Appreciation Rights
-------------------------

     In general, a grantee will not recognize income at the time a stock appreciation right is granted. Upon the exercise of a stock appreciation right, the grantee generally will recognize ordinary income in an amount equal to the amount of any cash (or the fair market value of any Shares or property) received by the grantee. LabOne will be entitled to a federal income tax deduction in an amount equal to the amount taxable to the grantee as ordinary income, subject to satisfying applicable withholding requirements.

Restricted Stock
----------------

     In general, a grantee will not recognize taxable income upon the grant of a restricted stock award. The grantee will generally not recognize ordinary income until such time as the Shares become transferable or are otherwise no longer subject to a substantial risk of forfeiture (as defined in the Code).
At such time, the grantee will recognize ordinary income equal to the fair market value of such Shares minus the price, if any, paid by the grantee to purchase such Shares. However, a grantee may elect not later than 30 days after the issue date of the restricted stock to recognize ordinary income as of the issue date. If such an election is made, the grantee will recognize ordinary income in an amount equal to the fair market value of the Shares on such date minus the price, if any, paid by the grantee to purchase such Shares. If such an election is made, no additional taxable income will be recognized by the grantee at the time the restrictions lapse. If Shares in respect of which such an election was made are later forfeited, such forfeiture shall be treated as a sale or exchange of the Shares, and the grantee will recognize capital gain or loss in the year of such forfeiture equal to the difference between any amount realized upon the disposition and the amount previously recognized as ordinary income in connection with the election, provided that the Shares are a capital asset in the hands of the grantee.

     LabOne will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income. If the grantee makes an election as described above and Shares in respect of which such election was made are later forfeited, LabOne will be deemed to recognize ordinary income at such time equal to the amount of the deduction allowed to LabOne at the time of the election.

Performance Units
------------------

     In general, a grantee will not recognize any taxable income upon the grant of a performance unit award. At the time the grantee receives payment in respect of the performance units, the grantee generally will recognize ordinary income in an amount equal to the amount of any cash (or the fair market value of any Shares or property) received by the grantee. LabOne will be entitled to a federal income tax deduction at the time when, and in the amount that, the grantee recognizes ordinary income, subject to satisfying applicable withholding requirements.

Other Stock-Based Awards
------------------------

     Depending upon the form of a stock-based award, the grantee generally will recognize ordinary income at the time of the payment of the Award, in an amount equal to the amount of any cash (or the fair market value of any Shares or property) received by the grantee. However, if any such Shares or property received are subject to certain restrictions on transfer or subject to a substantial risk of forfeiture (as defined in the Code), the tax treatment of such Shares or property shall generally be the same as that applicable to restricted stock awards. LabOne will be entitled to a deduction at the time when, and in the amount that, the grantee recognizes ordinary income.

Section 162(m)
--------------

     Section 162(m) of the Code generally limits to $1,000,000 per person the amount LabOne may deduct for compensation paid to certain executive officers of LabOne, unless such compensation qualifies as "qualified performance-based compensation." LabOne has attempted to structure the Plan to permit the Committee in its discretion to grant Awards which qualify as "qualified performance-based compensation" under Section 162(m), provided the Plan is approved by the stockholders. The Committee is not required to grant Awards which qualify under Section 162(m), and in its sole discretion may grant Awards which do not qualify. In addition, because of uncertainty regarding the application of Section 162(m) in certain circumstances, there can be no assurance that compensation intended by LabOne to satisfy the requirements for deductibility under Section 162(m) will in fact satisfy such requirements.

Section 280G of the Code
------------------------

     Under certain circumstances, the accelerated vesting or exercise of options or stock appreciation rights, or the accelerated lapse of restrictions with respect to other Awards in connection with a change of control of LabOne may be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and LabOne may be denied a tax deduction.

                                 OTHER PLANS

      LabOne also administers the LabOne, Inc. Long-Term Incentive Plan adopted in 1987 ("1987 Plan"). The 1987 Plan authorized the grant of stock options for up to 2,150,000 Shares to directors, officers and key employees. As of March 27, 1998, 535,740 Shares had been purchased upon exercise of outstanding stock options and 1,469,552 Shares were subject to outstanding stock options under the 1987 Plan. With respect to outstanding stock options, the per Share exercise prices range from $9.875 to $23.875 per Share and the average per Share exercise price is $14.20 per Share. No additional stock options may be granted under the 1987 Plan.

                              NEW PLAN BENEFITS

     As of March 27, 1998, stock options have been granted under the Plan as shown in the table set forth below, subject to stockholder approval of the Plan at the Annual Meeting. Any future Awards will be made in the discretion of the Committee. Consequently, it is not possible to predict the additional benefits or amounts that will be received by or allocated to particular individuals or groups of individuals in the future pursuant to the Plan.

                         1997 Long-Term Incentive Plan
                         -----------------------------

                                                   Number of Shares
Name and Position                Dollar Value     Subject to Options
-----------------                ------------     ------------------

Directors as a Group                  0                    0

Executive Officers as a Group         0                    0

Employees who are non-               (1)                142,316
Executive Officers as a Group

---------
(1) The options to purchase 142,316 shares have an average exercise price of $16.40 per Share. The dollar value of these stock options is dependent upon the difference between the exercise price and the fair market value of the underlying Shares on the date of exercise.


                                VOTE REQUIRED

     Approval of the 1997 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1997 LONG-TERM INCENTIVE PLAN.

                                  PROPOSAL 3
                                  ----------
                              SELECTION OF AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP to examine the accounts of LabOne and its subsidiary for the fiscal year ending December 31, 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions concerning the audit report.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table provides certain summary information concerning compensation paid or accrued by LabOne to or on behalf of (i) the person who served as its chief executive officer during 1997 and (ii) the four most highly compensated executive officers other than the chief executive officer serving as of December 31, 1997, for services rendered in all capacities to LabOne and its subsidiaries for each of the last three completed fiscal years.

                            *                      *  Long-Term  *
                            *  Annual Compensation * Compensation*    All
                            *  ------------------- * ------------*   Other
                            *                      *Stock Option *Compensation
  Name and            Fiscal*                      *   Shares    *   ($) (1)
  Principal Position   Year * Salary ($)  Bonus ($)*  Granted (#)*
  ------------------  ------* ----------  ---------*-------------*------------
  W. Thomas Grant II   1997    86,019      131,173       75,000       9,922
   Chairman of the     1996       0           0            0           0
   Board of Direc-     1995       0           0            0           0
   tors, President
   and Chief Execu-
   tive Officer

  Robert D. Thompson   1997    209,900     131,173         0         16,856
   Executive Vice      1996    209,277      75,000         0         17,086
   President, Chief    1995    157,173      50,000       70,000      19,330
   Operating Officer
   and Chief Financial
   Officer

  Carl W. Ludvigsen,   1997    230,900     131,173         0         21,470
  Jr.                  1996    230,277      25,000         0         20,634
   Executive Vice      1995    227,539        0          20,000      20,507
   President-
   Corporate
   Development and
   Chief Medical
   Officer

  Thomas J. Hespe      1997    159,900     131,173         0         21,470
   Executive Vice      1996    159,277      50,000         0         20,490
   President-Sales     1995     40,125        0         100,000      34,053(2)
   and Marketing

  Gregg R. Sadler      1997    156,900     131,173         0         21,865
   Executive Vice      1996    150,277      50,000         0         20,923
   President-Admin-    1995    146,308        0          24,000      20,038
   istration and
   Secretary and
   President-
   Insurance
   Laboratory
   Division

  (1) The amounts shown in this column consist of contributions by LabOne to the accounts of the named executive officers under LabOne's defined contribution pension plan, 50% matching contributions by LabOne to the accounts of such persons under LabOne's profit-sharing 401(k) plan and insurance premium payments by LabOne with respect to group term life insurance for the benefit of such persons.

  (2) Payment of relocation expenses in connection with Mr. Hespe's move to Stilwell, Kansas.



Option Grants in 1997

                                                                    Potential Realizable
                   Number of   % of Total                             Value at Assumed
                   Securities   Options                             Annual Rates of Stock
                   Underlying  Granted to    Exercise                Price Appreciation
                    Options    Employees in   Price    Expiration      for Option Term
Name               Granted (#) Fiscal Year    ($/Sh)      Date       5% ($)      10% ($)
----               ----------  ------------  --------  ----------   ---------   ---------

W. Thomas Grant II   75,000        42%      $17.8125    5/9/2007   $840,163    $2,129,140




Aggregate Option Exercises and December 31, 1997 Option Value Table

     The following table provides certain information concerning the exercise of stock options during 1997 by each of the named executive officers and the number and value of unexercised options held by such persons on December 31, 1997.

                                              Number of Unexercised       Value of Unexercised
                                                   Options at             In-the-Money Options
                                               December 31, 1997(#)      at December 31, 1997($)
                  Shares
                  Acquired on    Value       Options      Options        Options      Options
Name              Exercise(#)  Realized($)  Exercisable  Unexercisable  Exercisable  Unexercisable
--------------    -----------   --------     ---------    -----------    ---------    -----------
W. Thomas Grant II       0          0         27,431         75,000       210,875          0

Robert D. Thompson       0          0        108,000         42,000       401,250       219,375

Carl W. Ludvigsen, Jr.   0          0         76,000         13,000       364,372        74,062

Thomas J. Hespe          0          0         40,000         60,000       237,500       356,250

Gregg R. Sadler          0          0         84,400         15,600       514,268        52,875



Compensation of Directors

     Directors who are not employees of LabOne or Lab Holdings receive an annual retainer fee of $5,000 in cash and a grant of a number of shares of common stock of LabOne having a value equal to $10,000, plus $500 for each Board and Committee meeting attended and reimbursement for reasonable expenses in attending meetings.

     Richard S. Schweiker, a Director of LabOne, has agreed to attend national meetings of insurance underwriters on LabOne's behalf and to make selected contacts in furtherance of LabOne's business, for which services LabOne will pay Mr. Schweiker additional fees of $30,000 annually.


Employment Agreements

     LabOne has Employment Agreements with Robert D. Thompson, Carl W. Ludvigsen Jr., Gregg R. Sadler and Thomas J. Hespe. Dr. Ludvigsen's Agreement provides for his employment for a two-year term ending in November 1998 and renewable annually thereafter for successive one-year terms unless LabOne elects not to extend the Agreement. Messrs. Thompson's and Sadler's Agreements are renewable annually for one-year terms unless LabOne elects not to extend them and Mr. Hespe's Agreement is terminable by LabOne on thirty days' notice. The annual base salaries provided under the Agreements are $200,900 to Mr. Thompson, $230,900 to Dr. Ludvigsen, $150,900 to Mr. Sadler and $150,900 to Mr. Hespe. In the event that LabOne terminates Messrs. Thompson, Ludvigsen or Sadler without cause (as defined in the Agreements), LabOne will pay the terminated officer a lump sum severance payment equal to his base salary for the balance of the term of the Agreement, plus 50% of one year's annual base salary. If LabOne terminates Mr. Hespe without cause, LabOne will pay Mr. Hespe a severance payment equal to one year's base salary. If a change of control of LabOne (as defined in the Agreements) occurs at any time during which the executive officer is in LabOne's full-time employment, and within one year after such a change in control the executive officer's employment is terminated for any reason other than permanent disability, death or normal retirement, LabOne will pay the officer as termination compensation a lump sum amount equal to three times the officer's average annual compensation for the most recent five taxable years (subject to certain limitations prescribed in the Internal Revenue Code) and any remaining term of the officer's Agreement shall be cancelled. Under each Agreement, the executive officer agrees not to compete with LabOne for a period of two years after the termination of his employment with LabOne.


Compensation Committee Interlocks and Insider Participation

     Mr. W. Thomas Grant II was a member of the Compensation Committee of the Board of Directors of LabOne during 1997. Mr. Grant is Chairman of the Board of Directors, President and Chief Executive Officer of LabOne.


Board Compensation Committee Report on Executive Compensation

     LabOne's executive compensation program is administered by the Compensation Committee, a Committee of the Board of Directors composed of the Directors listed at the end of this report. As noted earlier in this Proxy Statement, all issues pertaining to executive compensation are reviewed by the Compensation Committee and recommendations are submitted by the Committee to the full Board of Directors for approval.


Compensation Philosophy

     The philosophy governing executive compensation is based on a belief that management and stockholders have a common goal of increasing the value of LabOne. The business strategy for achieving this goal is expressed in LabOne's mission statement: "LabOne is dedicated to maximizing the return on investment for our stockholders . . . to providing the lowest-cost, highest-quality laboratory testing services for our clients . . . to providing a working environment that emphasizes accountability for results and rewards employees based on their contribution to the Company's success."

     Three principal elements of executive compensation -- base salary, annual incentive plan, and stock options -- are used to motivate and reward the accomplishment of annual corporate objectives, reinforce a strong orientation toward operating excellence, provide variability in individual awards based on contributions to business results, and maintain a competitive compensation package to attract, retain and motivate individuals of the highest professional quality.

Base Salary

     Salary ranges were developed based on a survey initially conducted in 1986 by an independent consultant and updated in 1989. Base salaries were targeted at the 60th to 65th percentile of pay for comparable positions in "All Industrial Base Salaries" surveyed by the consultant. Salary ranges have been adjusted annually to reflect inflationary increases shown in industry surveys. Salary ranges have also been adjusted to reflect changes in job responsibilities. These salary ranges are reviewed annually by a consultant. In determining base salary levels, the Committee considers both the salary ranges and individual performance evaluations for each executive officer. Measurements related to LabOne's performance are not a significant factor in base salary decisions since they are the sole factors in determining incentive awards and the value of stock options.


Annual Incentive Plan

     The Annual Incentive Plan is designed to motivate and reward the accomplishment of targeted operating results. Prior to the beginning of each fiscal year, the Committee establishes an earnings per share goal under the Plan based upon the Committee's judgment of reasonable earnings per share growth over the previous fiscal year. No incentive bonuses are payable under the Plan if the minimum net earnings threshold is not met. The size of the incentive pool increases pursuant to a formula established by the Committee as net earnings increase over the minimum threshold. The incentive pool is distributed in cash to designated officers and managers at year end according to a pre-established weighting. The weighting is based upon senior management's subjective evaluations of each individual's potential contribution to the Company's financial and strategic goals for the year, and is reviewed and approved by the Committee. Bonuses aggregating $1,747,431 were paid under the Plan in 1997.


Stock Options

     The Compensation Committee, as well as the Board of Directors, believes that significant stock ownership through stock options by key employees and directors is a major incentive in aligning the interests of employees and stockholders, because value is only provided if the stock price increases and because stock options have an effective long-term reward and retention function.

     LabOne administers the Long-Term Incentive Plan, adopted in 1987, and has adopted the 1997 Long-Term Incentive Plan, subject to stockholder approval at the 1998 annual meeting. Under the Plans, ten-year nonqualified stock options are granted to executive officers and other key employees when they are hired or promoted into eligible positions, with vesting generally occurring over five years. In addition to executive officers and employees, each nonemployee Director of the Company has also received a ten-year nonqualified stock option grant to vest over four years.

     LabOne also has a Stock Plan for Nonemployee Directors under which each nonemployee Director receives annual retainer fees of $5,000 in cash and a grant of a number of shares of LabOne stock having a value equal to $10,000. The purpose of the plan is to provide nonemployee Directors with an additional proprietary interest in LabOne's success and progress.


Chief Executive Officer's Compensation

     Mr. W. Thomas Grant II, Chairman of the Board of Directors, President and Chief Executive Officer of LabOne, receives a salary of $150,000 per annum and a car allowance of $9,000 per annum. Mr. Grant's salary was established at a level below that of LabOne's other senior management at Mr. Grant's request. Mr. Grant also participates in the Annual Incentive Plan and, based on 1997 Plan results, received an incentive bonus of $131,173 in 1997, which was equal to the bonuses paid under the Plan to other members of senior management.


Deductibility Cap on Compensation Exceeding $1,000,000

     The Committee does not believe that Internal Revenue Service regulations regarding nondeductibility of annual compensation in excess of $1,000,000 will have any material impact upon LabOne, given the current salary and bonus levels of officers of the corporation and the treatment in the regulations of compensation under the corporation's long-term incentive plans.



          Submitted by the Compensation Committee

               Richard S. Schweiker, Chairman
               Joseph H. Brewer
               Richard A. Rifkind

       Comparison of Five Year Cumulative Total Return Among LabOne,
                  Nasdaq Composite Index and Peer group






THE GRAPHICAL FORM OF THE "PERFORMANCE CHART" IS REPRESENTED BY THE TABLE BELOW. THE DATA POINTS IN THE TABLE ACCURATELY PRESENT THE INFORMATION FROM THE PERFORMANCE CHART.

















                           1992     1993     1994     1995     1996     1997
                         -----------------------------------------------------

LabOne, Inc.              100.00   141.11   122.76   123.27   161.68   159.90

Nasdaq US CRSP Index      100.00   114.80   112.21   158.70   195.20   239.53

Peer Group                100.00    81.01    71.93    54.20    21.11    19.03





     The table assumes the investment at the close of business on December 31, 1992, of $100 in LabOne's common stock and in the portfolio represented in each index, and assumes that all dividends were reinvested.

     LabOne has selected an index of seven testing laboratories as its peer group: Bio-Reference Labs, Laboratory Corporation of America, Oncormed, Pharmchem, Psychemedics, Unilab and Universal Standard Medical. The Company feels that the peer group index provides an appropriate comparison.






                                    -25-
               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table shows as of March 16, 1998, the total number of shares of common stock of LabOne beneficially owned by persons known to be beneficial owners of more than 5% of the outstanding stock.
                                                            Percentage of
                                Shares of LabOne          Outstanding Shares
                               Beneficially Owned       of LabOne Beneficially
   Beneficial Owner             March 16, 1998(1)        Owned March 16, 1998
   ----------------             -----------------        --------------------
Lab Holdings, Inc.                 10,712,200                   81.6%
5000 West 95th Street
Shawnee Mission, KS 66207
(1) Lab Holdings has sole voting and investment power with respect to the shares listed.
                      SECURITY OWNERSHIP OF MANAGEMENT
     The following table shows as of March 16, 1998, for each director, each of the executive officers named in the Summary Compensation Table on page 19 hereof, and all directors and executive officers of LabOne as a group, the total number of shares of common stock of LabOne and of Lab Holdings beneficially owned by such persons.
                                    Percentage of                Percentage of
                                    Outstanding                  Outstanding
                       Shares of    Shares         Shares of     Shares of
                       LabOne Bene- of LabOne      Lab Holdings  Lab Holdings
                       ficially     Beneficially   Beneficially  Beneficially
Beneficial Owner       Owned(1)(2)  Owned(3)       Owned(1)      Owned
----------------       ---------    -----------    -----------   ----------
Joseph H. Brewer, M.D.    26,639         *               0              *

William D. Grant          38,139         *          1,086,647(4)      16.7%

W. Thomas Grant II        44,718         *            146,472(5)       2.3%

Thomas J. Hespe           40,567(6)      *               0              *

Carl W. Ludvigsen         78,998(6)      *               0              *
Jr., M.D.

Richard A. Rifkind,       26,542         *               0              *
M.D.

Gregg R. Sadler           97,610(6)      *                266           *

Richard S. Schweiker      15,022         *               0              *

James R. Seward           17,200         *               0              *

Robert D. Thompson       113,883(6)      *               0              *

John E. Walker            26,639(7)      *              6,099(7)        *

R. Dennis Wright,         23,822         *               0              *
Esq.

All directors and        753,189(7)     5.7%        1,239,484       19.1%
executive officers
of LabOne as a group
(18 persons)

     *  Less than 1% of outstanding shares
----------------

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

(2) Includes the following numbers of shares which such persons have the right to acquire within 60 days pursuant to options granted under the LabOne Long-Term Incentive Plan: Joseph H. Brewer, 22,000 shares; William D. Grant, 22,000 shares; W. Thomas Grant II, 42,431 shares; Thomas J. Hespe, 40,000 shares;
Carl W. Ludvigsen, Jr., 77,000 shares; Richard A. Rifkind, 22,000 shares;
Gregg R. Sadler, 90,400 shares; Richard S. Schweiker, 13,200 shares; James R. Seward, 13,200 shares; Robert D. Thompson, 112,000 shares; John E. Walker, 22,000 shares; R. Dennis Wright, 22,000 shares; and all directors and executive officers as a group, 678,431 shares.

(3) For purposes of determining this percentage, the outstanding shares of LabOne include shares which such persons have the right to acquire within 60 days pursuant to options granted under LabOne's Long-Term Incentive Plan.

(4) Includes 237,960 shares held by a family trust for which William D. Grant serves as a co-trustee with UMB Bank, N.A., and in that capacity shares voting and investment power and 28,916 shares owned by the wife of William D. Grant, as to which he disclaims beneficial ownership.

(5) Includes 31,745 shares held by W. Thomas Grant II as custodian for his children, 45,000 shares held in a family trust for which W. Thomas Grant II serves as a co-trustee with Laura Gamble and in that capacity shares voting and investment power, 12,020 shares owned by the wife of W. Thomas Grant II, as to which he disclaims beneficial ownership.

(6) Includes the following numbers of shares held in individually directed accounts of the named persons under LabOne's 401(k) profit-sharing plan, as to which each of such persons has sole investment power only: Thomas J. Hespe, 567 shares; Carl W. Ludvigsen, Jr., 1,998 shares; Gregg R. Sadler, 5,210 shares; Robert D. Thompson, 1,883 shares; and all directors and executive officers as a group, 30,668 shares.

(7) All of Mr. Walker's shares are owned by a revocable trust for Mr. Walker's wife, as to which he disclaims beneficial ownership.

                       RELATIONSHIP WITH LAB HOLDINGS

     As of March 16, 1998, Lab Holdings beneficially owned 10,712,200 shares, or 81.6%, of the outstanding common stock of LabOne. Lab Holdings, by virtue of its ownership of a majority of LabOne's common stock, has control of LabOne and is able to elect all of the members of LabOne's Board of Directors. Lab Holdings has permitted LabOne to operate independently of Lab Holdings in the past and intends to do so in the future. The officers of LabOne have direct responsibility for LabOne's management and operations. W. Thomas Grant II serves as Chairman of the Board of Directors, President and Chief Executive Officer of LabOne and as Chairman of the Board of Directors and Chief Executive Officer of Lab Holdings.

     During 1997 Lab Holdings charged LabOne for certain services, including advice and assistance provided by senior Lab Holdings officers, pursuant to a Services Agreement (the Services Agreement). For the year ended December 31, 1997, the total charges to LabOne by Lab Holdings for these services were $89,098. Under the Services Agreement, LabOne retained the services of certain of Lab Holdings' senior management to provide policy advice to LabOne and to attend on behalf of LabOne various marketing and client development functions in order to promote LabOne's laboratory testing services. In consideration for these services, LabOne paid Lab Holdings a percentage of LabOne's annual sales equal to 0.20% of sales up to $50 million, plus 0.125% of sales of $50 million up to $100 million, plus 0.0625% of sales of $100 million or more. LabOne also reimbursed Lab Holdings for all direct travel expenses reasonably incurred by its employees in providing these services. The Services Agreement with Lab Holdings was terminated on May 31, 1997.

     Lab Holdings and LabOne are also parties to a Transition Agreement (Transition Agreement) pursuant to which they have agreed to an allocation of certain corporate opportunities and to mutual indemnification for certain liabilities and expenses. Under the Transition Agreement, so long as Lab Holdings, directly or indirectly, owns at least 20% of the outstanding voting shares of LabOne, Lab Holdings agrees to refer to LabOne any product, service, idea or other corporate opportunity that is within the scope of LabOne's business. For purposes of this Agreement, LabOne's business is defined as providing laboratory testing services for the insurance and health care industry and the development and implementation of data processing and communications facilities for receiving test-related instructions from clients, for conducting laboratory operations and for the collection, use, storage, retrieval and transmission of test results data by both LabOne and its clients.

     In the event that a majority of the independent, disinterested Directors of LabOne informs Lab Holdings that LabOne does not intend to pursue, or LabOne within a reasonable time fails to pursue, the consideration and development of any product, service, idea or other business opportunity referred to it by Lab Holdings, Lab Holdings is entitled under the Transition Agreement to consider and develop the product, service, idea or business opportunity for its own benefit. Under the Agreement, LabOne also agrees to indemnify and hold harmless Lab Holdings, and any controlling person of Lab Holdings, with respect to certain civil liabilities, including any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on operations of LabOne. Similarly, Lab Holdings agrees to indemnify and hold harmless LabOne and any controlling person of LabOne (other than Lab Holdings), with respect to certain civil liabilities, including any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of Lab Holdings (other than the business of LabOne).


                            STOCKHOLDER PROPOSALS

     Any proper stockholder proposal intended to be presented for action at the 1999 annual stockholders' meeting must be received by LabOne by December 13, 1998, for inclusion in the proxy material relating to such meeting.


                                   GENERAL

     The Board of Directors knows of no other matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement. If any other matter does properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

     In addition to the solicitation of proxies from stockholders by mail, proxies may be solicited by LabOne's Directors, officers and other employees, by personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. LabOne requests that brokerage houses and other custodians, nominees and fiduciaries forward the soliciting material to the beneficial owners of the shares of LabOne common stock held of record by such persons and will pay such brokers and other fiduciaries their reasonable out-of-pocket expenses incurred in connection therewith. All costs of solicitation, including the costs of preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement the same, will be borne by LabOne.

                                    By Order of the Board of Directors

                                    GREGG R. SADLER
                                    Secretary

April 13, 1998




















                                    -29-
                                 Appendix A

                                Form of Proxy

                                 LabOne, Inc.
                10310 W. 84th Terrace, Lenexa, Kansas  66214

          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1998

    The undersigned hereby appoints W. Thomas Grant II and Gregg R. Sadler, and each of them, as proxies for the undersigned at the Annual Meeting of Stockholders of LabOne, Inc. at 10310 W. 84th Terrace, Lenexa, Kansas, on
May 14, 1998, at 3:00 p.m. C.D.T., and at any adjournment, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the election of Directors, the proposal stated on the reverse, and any other matter brought before the meeting, all as set forth in the April 13, 1998, Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "GRANTED" FOR ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
1.  The election of the following nominees
    as Directors, as set forth in the Proxy           Joseph H. Brewer, M.D.
    Statement or a substitute nominee or              William D. Grant
    nominees designated by the Board of               W. Thomas Grant II
    Directors if any of them becomes                  Thomas J. Hespe
    unavailable.                                      Richard A. Rifkind, M.D.
                                                      Gregg R. Sadler
/ / Authority GRANTED to vote for all nominees        Richard S. Schweiker
/ / Authority WITHHELD to vote for all nominees       James R. Seward
                                                      Robert D. Thompson
(INSTRUCTIONS: To withhold authority to               John E. Walker
vote for any individual nominee, line                 R. Dennis Wright
through that nominee's name in the
list at right.)

2.  Approval of the 1997 Long-term Incentive Plan.
       / / FOR          / / AGAINST          / / ABSTAIN

3.  Ratification of the appointment of KPMG Peat Marwick LLP, as independent certified public accountants.
       / / FOR          / / AGAINST          / / ABSTAIN

Unless otherwise marked, the Proxy will be deemed marked "GRANTED" on Proposal 1 and marked "FOR" on Proposal 2 and 3 and voted accordingly.

             This Proxy is solicited by the Board of Directors.
      (Please sign, date and return this Proxy in the enclosed envelope.)

SIGNATURE                                                 DATE:        , 1998
          ----------------------------------------------       --------

SIGNATURE                                                 DATE:        , 1998
          ----------------------------------------------       --------
                  (SIGNATURE IF JOINTLY HELD)
(Note: Please sign exactly as name appears hereon. Executors, administrators, trustees, etc., should so indicate when signing, giving full title as such.
If a signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)

                                  Appendix B

                                 LABONE, INC.

                        1997 LONG-TERM INCENTIVE PLAN

1.   Purpose.

     The purpose of the LabOne, Inc. 1997 Long-Term Incentive Plan (the "Plan") is to further the earnings of LabOne, Inc. ("LabOne") and its subsidiaries (collectively the "Company") by: (i) assisting the Company in attracting, retaining and motivating officers, directors, employees and consultants of high caliber and potential and (ii) providing for the award of long-term incentives to such officers, directors, employees and consultants. The Plan is not intended to be a Plan that is subject to the Employee Retirement Income Security Act of 1974, as amended. Certain capitalized terms used herein are defined in Section 15 below.

2.     Administration.

          (a) Committee. The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Board of Directors of LabOne (the "Board"). The members of the Committee shall be appointed by and may be changed from time to time in the discretion of the Board. The Board may, in its sole discretion, bifurcate the powers of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single committee; provided, however, that except as otherwise determined by the Board, (i) if a Committee is authorized to grant Awards or make determinations with respect to a Reporting Person, each member of such Committee shall be a "non-employee director" within the meaning of Rule 16b-3 under the 1934 Act, or any successor rule of similar import, and (ii) if a Committee is authorized to grant Awards or make determinations with respect to a Covered Employee, each member of such Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

          (b) Authority. The Committee shall have full and final power and authority to administer and interpret the Plan. In addition to such general power and authority, and subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to: (i) determine the eligible persons to whom Awards shall be made under the Plan, (ii) determine the type or types of Awards to be granted to each Participant hereunder, (iii) determine the time or times when Awards shall be granted, (iv) determine the terms and conditions of Awards and the terms and conditions of any agreement evidencing an Award, (v) authorize the issuance of Shares pursuant to Awards granted under the Plan, (vi) interpret, construe and administer the Plan and any instrument or agreement relating to or evidencing an Award under the Plan,
(vii) establish, amend, suspend or waive rules and guidelines relating to the Plan and Awards hereunder, (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan and (ix) make any other determination or take any other action that it deems necessary or desirable for administration of the Plan or any Award hereunder. Decisions of the Committee







                                     -1-
shall be final, binding and conclusive on all persons, including the Company and any Participant. The Committee may hold meetings and otherwise take action in the manner permitted under the applicable provisions of the Certificate of Incorporation and By-laws of the Company, resolutions of the Board and applicable law. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award under the Plan.

          (c) Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and to make all determinations under the Plan with respect to such Participants, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

          (d)  Power and Authority of the Board of Directors.
Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

3.   Stock Subject to the Plan.

          (a) Amount. LabOne may grant Awards under the Plan with respect to not more than a total of 1,000,000 Shares, subject, however, to adjustment as provided in subparagraph (b) hereof. Such Shares may be authorized and unissued Shares or treasury Shares. If for any reason any Award expires or lapses or is terminated, surrendered, forfeited, cancelled, exercised or settled in a manner that results in fewer shares outstanding than were awarded pursuant to the Award, the Shares subject to such Award, to the extent of such expiration, lapse, termination, surrender, forfeiture, cancellation or decrease, shall again be available for award under the Plan. Notwithstanding the provisions of this paragraph 3(a), no Shares shall again be subject to Awards if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

         (b) Adjustment. In the event that the Committee determines that any dividend or distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, merger, consolidation, reorganization, spin-off or split-up, reverse stock split, combination or exchange of Shares or other transaction affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable and without the consent of any affected Participant, adjust the number and kind of securities which may be issued under the Plan, the number and kind of securities subject to outstanding Awards and the exercise price of each outstanding stock option granted under the Plan, and may make such other changes in outstanding Awards as it deems equitable in its absolute discretion. Fractional Shares resulting from any such adjustments shall be eliminated. No adjustment or action described in this paragraph 3(b) shall be authorized to the extent that such adjustment or action would cause the Plan or any outstanding Incentive Stock Option to violate Section 422 of the Code or would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

          (c) Limit on Individual Grants. The maximum number of Shares subject to stock options and underlying stock appreciation rights which may be granted in the aggregate under the Plan in any calendar year to any Participant shall not exceed 150,000 Shares, subject to adjustment as provided in subparagraph (b) hereof. The maximum number of Shares subject to restricted stock awards which may be granted under the Plan in any calendar year to any Participant shall not exceed 150,000 Shares, subject to adjustment as provided in subparagraph (b) hereof. In addition, the maximum amount of compensation payable in respect of performance unit awards, other stock-based awards under paragraph 10 hereof, cash in addition to an Award under paragraph 12 hereof and dividend equivalents under paragraph 14(c) hereof that may be paid in the aggregate under the Plan in any calendar year to any Participant shall not exceed $1,500,000. In all events, determinations under this subparagraph shall be made in a manner that is consistent with Section 162(m) of the Code and the regulations promulgated thereunder.

4.   Eligibility to Receive Awards.

     All officers, directors, key employees and consultants of the Company are eligible to be Participants in the Plan. As used herein, key employees are employees determined by the Committee to be capable of contributing significantly to the profitability and success of the Company. Incentive Stock Options (as defined below) may be granted only to persons eligible to receive such options under the Code.

5.   Form of Awards.

     Subject to the provisions of the Plan, Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, other stock-based awards as provided herein or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code or any successor provision ("Incentive Stock Options") or options which are not intended to so qualify ("Nonqualified Stock Options").

6.   Stock Options.

          (a) Award. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each stock option granted by the Committee, which may include without limitation: (i) the type of option (Incentive Stock Option or Nonqualified Stock Option), (ii) the number of Shares subject to the option, (iii) the time or times at which and/or the conditions upon which the option shall become exercisable in whole or in part,
(iv) the term of the option, and (v) the exercise price per Share, provided that the exercise price per Share shall not be less than the par value of a Share. In addition, the exercise price per Share for stock options which are intended to be Performance-Based Awards (other than Performance-Based Awards described in paragraph 11(b) hereof) shall not be less than the fair market value of a Share on the date of grant. The Committee, in its discretion, may provide for circumstances under which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time. A stock option granted under this Plan shall be an Incentive Stock Option only if the relevant Award Agreement by its terms expressly states that it is intended to qualify as an Incentive Stock Option and the stock option is designated as an Incentive Stock Option in the Award Agreement.

          (b) Payment for Shares. The Committee shall determine the form of payment of the purchase price of the Shares with respect to which an option is exercised, which may include without limitation (i) cash (which may include personal checks, certified checks, cashier's checks or money orders), (ii) Shares at fair market value, (iii) the optionee's written request to the Company to reduce the number of Shares otherwise issuable to the optionee upon the exercise of the option by a number of Shares having a fair market value equal to such purchase price, (iv) a payment commitment of a financial institution or brokerage firm in connection with the "cashless exercise" of an option, (v) any other lawful consideration, including, without limitation, an Award or a note or other commitment satisfactory to the Committee or (vi) a combination of any of the foregoing.

          (c) Incentive Stock Options. In the case of an Incentive Stock Option, each Award shall contain such other terms, conditions and provisions as the Committee determines to be necessary or desirable in order to qualify such option as an Incentive Stock Option within the meaning of Section 422 of the Code or any successor provision.

7.   Stock Appreciation Rights.

          (a) Award. Stock Appreciation Rights ("SARs") may be granted by the Committee either in connection with a previously or contemporaneously granted stock option or independently of a stock option. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each SAR. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously or contemporaneously issued stock option, not less than the exercise price of the Shares subject to the option, provided that the specified price for SARs which are intended to be Performance-Based Awards (other than Performance-Based Awards described in paragraph 11(b) hereof) shall in no event be less than the fair market value of a Share on the date the SAR is granted.

          (b) SARs Related to Stock Options. If an SAR is granted in relation to a stock option, unless otherwise determined by the Committee, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable, (ii) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR and (iii) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option, provided that an SAR granted with respect to less than the full number of Shares covered by a related option shall not be reduced until the exercise or termination of the related option exceeds the number of Shares not covered by the SAR.

          (c) Other Terms. Each SAR shall have such other terms and conditions as the Committee shall determine in its sole discretion. The Committee may, in its discretion, provide in the Award circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time. Upon exercise of an SAR, payment shall be made in cash, Shares at fair market value on the date of exercise, other Awards, other property or any combination thereof, as the Committee may determine.

8.   Restricted Stock Awards.

          (a) Award. Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee.

          (b) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee shall determine the terms and conditions upon which any restrictions upon restricted stock awarded under the Plan shall expire, lapse, or be removed. The Committee, in its discretion, may provide in the Award circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any Shares at any time.

          (c) Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the restriction period applicable to such Shares, except to the extent determined by the Committee. Notwithstanding the foregoing, and except as otherwise provided in the Plan or determined by the Committee, the grantee of the restricted stock shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares. The Committee, in its discretion, may provide that any dividends or distributions paid with respect to Shares subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the Shares to which such dividends or distributions relate.

          (d) Registration. Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion may deem appropriate, including without limitation, book-entry registration or issuance
of a stock certificate or certificates.   In the event any certificate or
certificates are to be issued, the Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee, may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee, and may provide for any appropriate legend to be borne by the certificate or certificates.

9.   Performance Units.

     Performance unit awards under the Plan shall entitle grantees to future payments based upon the achievement of pre-established performance objectives. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions applicable to each performance unit award, which may include without limitation the following: (a) one or more performance periods, (b) the initial value of a performance unit, (c) performance targets to be achieved during each applicable performance period and (d) the terms of payment of performance unit awards. Performance targets established by the Committee may relate to financial and nonfinancial performance goals, may relate to corporate, division, unit, individual or other performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance measured against other companies or businesses. At any time prior to payment of a performance unit award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company's or other entity's financial performance for Plan purposes, to reflect unforeseen events, including without limitation, changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or non-recurring items or events. Payment on performance unit awards may be made in cash, Shares, other Awards, other property or any combination thereof.

10.  Other Stock-Based Awards.

     The Committee may grant to Participants, either alone or in addition to other Awards granted under the Plan, awards which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities or other instruments convertible into Shares). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Such Awards may be paid in Shares, cash, other Awards, other property or any combination thereof, as the Committee may determine. Such Awards may be issued for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. The form or forms of consideration payable for Shares or other securities delivered pursuant to a purchase right granted under this paragraph may include any form of consideration specified in paragraph 6(b) hereof. The Committee may establish certain performance criteria that may relate in whole or in part to receipt of awards hereunder.

11.  Performance-Based Awards.

          (a) Applicability. Awards granted and other compensation payable under the Plan which are intended to qualify as Performance-Based Awards shall be subject to the provisions of this paragraph 11. In the event of any conflict between the provisions of this paragraph 11 and any other provisions of this Plan, the provisions of this paragraph 11 shall prevail.

          (b) Performance Goals. The specific performance goals for the following Performance-Based Awards shall be one or more Stockholder-Approved Performance Goals, as selected by the Committee in its sole discretion: (i) Performance-Based Awards granted under paragraphs 8, 9, 10, 12 and 14(c) hereof and (ii) Performance-Based Awards granted under paragraphs 6 and 7 hereof which are made on account of, or the vesting or exercisability of which is contingent upon, attainment of one or more performance goals. To the extent required under Section 162(m) of the Code and the regulations promulgated thereunder, the Committee shall (I) establish in the applicable Award Agreement the specific performance targets relative to the Stockholder-Approved Performance Goals which must be attained before compensation under the Performance-Based Award becomes payable, (II) provide in the applicable Award Agreement the method for computing the amount of compensation payable to the Participant if the target or targets are attained, and (III) at the end of the relevant performance period and prior to any payment of compensation, certify whether the applicable target or targets were achieved and whether any other material terms were in fact satisfied. The specific targets and the method for computing compensation shall be established within the time period permitted under Section 162(m) of the Code and the regulations promulgated thereunder. The Committee may reserve the right in any Award Agreement covering a Performance-Based Award to reduce the amount payable at a given level of performance. The Committee shall be precluded from increasing the amount of compensation payable that would otherwise be due upon attainment of a performance goal contained in a Performance-Based Award, to the extent required under Section 162(m) of the Code and the regulations promulgated thereunder for Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (c) Modification of Performance Goals. Except where a modification would cause a Performance-Based Award to no longer qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee may in its discretion modify any performance goal or target relating to a Performance-Based Award, in whole or in part, as the Committee deems appropriate and equitable, subject to the provisions of paragraph 14(i) hereof.

          (d) Discretion; Compliance. Notwithstanding any other provision of this Plan to the contrary, neither the Board nor the Committee shall be entitled to exercise any discretion otherwise authorized under this Plan with respect to any Performance-Based Award or with respect to the amendment or modification of any provision of this Plan without stockholder approval, if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause any Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Notwithstanding any other provision of this Plan to the contrary, the Plan shall be deemed to include such additional limitations or requirements set forth in Section 162(m) of the Code and the regulations and rulings promulgated thereunder which are required to be included in the Plan in order for

Performance-Based Awards to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such limitations and requirements from time to time.

12.  Loans and Supplemental Cash Payments.

     The Committee in its sole discretion to further the purpose of the Plan may provide for cash payments to individuals in addition to an Award, or loans to individuals in connection with all or any part of an Award. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee, provided that in no event shall the amount of payment exceed:

          (a) In the case of an option, the excess of the fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

          (b) In the case of an SAR, performance unit, or restricted stock Award, the value of the Shares and other consideration issued in payment of such Award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

13.  General Restrictions.

     Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such Award or the issuance or purchase of Shares thereunder, such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any conditions not acceptable to the Committee. Any such restriction affecting an Award shall not extend the time within which the Award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an Award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

14.  General Provisions Applicable to Awards.

          (a) Award Agreements. Each Award under the Plan shall be evidenced by a written agreement entered into by and between LabOne and the Participant ("Award Agreement") containing such terms and conditions not inconsistent with the provisions of the Plan as the Committee in its sole discretion deems necessary or advisable. Each Participant to whom an Award has been granted shall agree that such Award shall be subject to all of the terms and conditions of the Plan and the terms and provisions of the applicable Award Agreement. A Participant shall have no rights with respect to any Award unless the Participant shall have executed and delivered to the Company a copy of the Award Agreement with respect to such Award.

          (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. Multiple Awards, multiple forms of Awards, or combinations thereof may be evidenced by a single Award Agreement or multiple Award Agreements, as determined by the Committee. Successive Awards may be granted to the same Participant whether or not any Awards previously granted to such Participant remain outstanding. The Committee's determinations under the Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. No person shall have any claim or right to be granted an Award under the Plan.

          (c) Dividends. In the discretion of the Committee, any Award under the Plan may provide the Participant with dividends or dividend equivalents payable in cash or property, currently or deferred, with or without interest. Dividend equivalents granted with respect to a stock option which is a Performance-Based Award may not be made contingent upon exercise of the stock option, to the extent prohibited by Section 162(m) of the Code and the regulations promulgated thereunder with respect to qualified performance-based compensation.

          (d) Termination of Employment or Consulting Arrangement. The Committee shall determine the effect, if any, on an Award of the disability, death, retirement or other termination of employment or services of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Beneficiary may receive payment of an Award or exercise rights thereunder.

          (e) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise, realization or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a fair market value, as determined by the Committee, equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or
(v) make such other provisions as the Committee may consider equitable to the Participant and in the best interests of the Company.

          (f) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability. Unless the Committee determines otherwise, a Participant's rights and interest under any Award or any Award Agreement may not be assigned or transferred in whole or in part, voluntarily or involuntarily, including by operation of law, except by will, by the laws and descent and distribution or pursuant to an effective Beneficiary designation.

          (g)  Withholding.

               (i) Prior to the issuance or transfer of Shares or other property under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by delivering Shares or electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of such Shares shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the Tax Date). Such Election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

               (ii) Whenever payments to a Participant in respect of an Award under the Plan are to be made in cash, such payments shall be net of the amount necessary to satisfy any Federal, state or local withholding tax requirements.

          (h) Deferred or Installment Payments. The Committee may provide that the issuance of Shares or the payment or transfer of cash or property upon the settlement of Awards may be made in a single payment or transfer or in installments, and may authorize the deferral of, or permit a Participant to elect to defer, any such issuance, payment or transfer, all in accordance with such rules, requirements, conditions and procedures as may be established by the Committee. The Committee may also provide that any such installment or any such deferred issuance, payment or transfer shall include the payment or crediting of dividend equivalents, interest or earnings on deferred amounts.

          (i) Amendment of Awards. Subject to the terms and conditions of the Plan, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Award (including the applicable Award Agreement) in any manner, prospectively or retroactively, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, convert an Incentive Stock Option to a Nonqualified Stock Option, accept the surrender of any outstanding Award and authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and provided, further, that if the Committee determines that such amendment or modification, taking into account any related action, materially and adversely affects a Participant, such Participant shall have consented to such amendment or modification. Nothing in this subsection shall be deemed to limit the Committee's authority to amend or modify any outstanding Award pursuant to paragraph 3(b) of the Plan.

15.  Certain Definitions

          (a) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

          (b) "Award" means any award of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, other stock-based awards as provided herein or any combination of the above granted under the Plan.

          (c) "Beneficiary" means the person or persons designated in writing by the grantee of an Award as the grantee's Beneficiary with respect to such Award; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the grantee's estate or the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an Award. In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

          (e) "Covered Employee" means a "covered employee" for a particular taxable year of the Company within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder or any Participant who the Committee believes will be such a covered employee for a particular taxable year of the Company, and who the Committee believes will have remuneration in excess of $1,000,000 for such taxable year, as provided in Section 162(m) of the Code.

          (f) "Participant" means any person selected to receive an Award pursuant to the Plan.

          (g) "Outside Director" means a member of the Board of Directors who is not an employee of LabOne or any parent corporation or subsidiary corporation of LabOne (as defined in Sections 424(e) and (f) of the Code).

          (h) "Performance-Based Awards" means Awards and other compensation payable under the Plan which the Committee from time to time determines are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

          (i) "Reporting Person" means any person subject to Section 16 of the 1934 Act, or any successor rule.

          (j) "Shares" means shares of Common Stock, $.01 par value per share, of LabOne as constituted on the effective date of the Plan, and any other shares into which such Common Stock shall thereafter be changed by reason of any transaction described in paragraph 3(b) hereof.

          (k) "Stockholder-Approved Performance Goals" means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance-Based Awards described in paragraph 11(b) hereof. To the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, Stockholder-Approved Performance Goals may be described in terms of objectives related to the performance of the Participant, LabOne, any subsidiary, or any division, unit, department, region or function within LabOne or any subsidiary in which the Participant is employed. Stockholder-Approved Performance Goals may be made relative to the performance of other companies. To the extent permitted under
Section 162(m) of the Code and the regulations promulgated thereunder, Stockholder-Approved Performance Goals applicable to any Performance-Based Award shall be based on specified levels of or changes in one or more of the following criteria: (i) cash flow, which may include net cash flow from operations, or net cash flow from operations, financing and investing activities, (ii) earnings per share, (iii) pre-tax income, (iv) net income,
(v) return on sales, (vi) return on equity, (vii) return on assets,
(viii) return on capital, (ix) return on investment, (x) revenue growth,
(xi) market share, (xii) retained earnings, (xiii) improved gross margins,
(xiv) operating expense ratios, (xv) earnings before interest, taxes, depreciation and amortization, (xvi) costs, (xvii) cost reductions or savings, (xviii) debt reduction, (xix) selling, general and administrative expenses and
(xx) total return to shareholders (share appreciation plus dividends).

16.  Miscellaneous.

          (a) Rights of a Shareholder. Except as otherwise provided in paragraph 8 hereof and subject to the provisions of the applicable Award Agreement, the recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

          (b) Rights to Terminate Employment. Nothing in the Plan or in any Award Agreement shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.

          (c) Amendment and Termination of Plan. The Board may terminate, amend, modify or suspend the Plan at any time, subject to such stockholder approval as the Board determines to be necessary or desirable to comply with any tax, regulatory or other requirement. If the Committee determines that any such termination, modification, amendment or suspension of the Plan shall materially and adversely affect the rights of any grantee or Beneficiary under an Award previously granted, the consent of such grantee or Beneficiary shall be required, provided that it shall be conclusively presumed that any adjustment pursuant to paragraph 3(b) hereof does not materially and adversely affect any such right.

          (d) Effect on Other Plans; Nature of Payments. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements or other benefit or incentive plans or shall affect any Participant's eligibility to participate in any other such arrangement or plan. Each grant of an Award and each issuance of Shares thereunder shall be in consideration of services performed for the Company by the Participant receiving the Award. Each such grant and issuance shall constitute a special incentive payment to the Participant receiving the Award and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or (ii) any agreement between the Company and the Participant, except as such plan or agreement shall otherwise expressly provide.

          (e) Effective Date and Duration of Plan. The Plan shall become effective when adopted by the Board, provided that the Plan is approved by the stockholders of LabOne in accordance with Delaware law before the first anniversary of the date the Plan is adopted by the Board, and provided, further, that no payment on any Award shall be made unless and until such stockholder approval is obtained. Unless it is sooner terminated in accordance with subparagraph (c) hereof, the Plan shall remain in effect until all Awards under the Plan have been satisfied or have expired or otherwise terminated, but no Incentive Stock Option shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board or is approved by the Company's shareholders.

          (f) Unfunded Plan. The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 8 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by Awards, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan, and no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

          (g) Governing Law. The Plan shall be governed by, and shall be construed, enforced and administered in accordance with, the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.